UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2020

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
96 Pitts Bay Road
Pembroke, HM 08, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares, par value $0.001 per share	ATH	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a
6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a
5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a
6.375% Fixed Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2020, the Board of Directors (the “Board”) of Athene Holding Ltd. (the “Company”) voted to increase the size of the Board from fifteen to sixteen directors, and upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Lynn Swann to fill the resulting vacancy, effective immediately. Pursuant to the bye-laws of the Company, Mr. Swann’s appointment is on an interim basis, subject to approval of the shareholders of the Company at the 2021 annual general meeting of shareholders. If elected at the 2021 annual general meeting of shareholders, Mr. Swann, who was appointed by the Board as a Class III director, would have a term that expires at the annual general meeting of shareholders to be held in 2024.

Mr. Swann is president of Swann, Inc., a marketing and consulting firm he founded in 1976. From 2016 to 2019, Mr. Swann served as the Athletic Director of the University of Southern California, where he was responsible for overall administration of 21 women’s and men’s Division I athletic programs at the university. Mr. Swann currently serves on the boards of directors of Evoqua Water Technologies and American Homes 4 Rent, and has previously served on the boards of a number of publicly-traded, privately-held and non-profit entities, such as Fluor Corporation, Caesar’s Entertainment Corp., Hershey Entertainment and Resorts, H.J. Heinz Company and the Professional Golfers’ Association (PGA) of America. In addition to his extensive executive and board experience, Mr. Swann played nine seasons for the Pittsburgh Steelers and was elected to the Pro Football Hall of Fame in 2001. He also previously worked on-air as a host, reporter and analyst for the American Broadcast Company (ABC-TV) for nearly 30 years and served as chairman of the national board of Big Brothers Big Sisters of America. President George W. Bush appointed Mr. Swann as the Chairman of the President's Council on Fitness, Sports and Nutrition, where he served from 2002 to 2005. Mr. Swann received a Bachelor of Arts from the University of Southern California.

It is anticipated that Mr. Swann will enter into a standard indemnification agreement with the Company, as more fully described under the caption “Indemnification of Directors” on page 66 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 20, 2020 (the “Annual Report”). Furthermore, it is anticipated that Mr. Swann will enter into the Company’s standard form Director Retention Letter with the Company, effective upon his appointment to the Board. The standard form of Director Retention Letter was previously filed as Exhibit 10.28 to the Annual Report. Pursuant to the Director Retention Letter, Mr. Swann will be eligible to receive director compensation, as more fully described in “Compensation of Executive Officers and Directors-Director Compensation” of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2020 (“Proxy Statement”).

There are no arrangements or understandings between Mr. Swann and any person pursuant to which Mr. Swann was selected as a director, and there are no actual or proposed transactions between Mr. Swann or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Swann qualifies as an independent director as defined by the listing standards of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: September 17, 2020	/s/ John L. Golden
John L. Golden
Executive Vice President and General Counsel